UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2021

Endo International plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 11, 2021, Endo International plc (the “Company” or “Endo”) announced that its wholly-owned subsidiaries Endo Luxembourg Finance Company I S.à r.l. (“Endo Luxembourg”) and Endo U.S. Inc. (together with Endo Luxembourg, the “Issuers”) intend to offer senior secured notes, subject to market and customary conditions (the “Notes Offering”). The notes will be senior secured obligations of the Issuers and will be guaranteed by Endo and certain of Endo’s subsidiaries and will be secured by first priority liens on the same collateral that secures Endo’s obligations under its existing senior secured credit facilities and existing senior secured first lien notes.

Endo intends to use the net proceeds from the proposed offering, together with the proceeds of a previously announced new senior secured term loan, to refinance its existing senior secured term loan.

A copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither this report nor the exhibits hereto shall constitute an offer to purchase or the solicitation of an offer to sell any securities. The Notes Offering is being made exclusively pursuant to the offering memorandum, which sets forth the terms and conditions of the Notes Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Endo, dated March 11, 2021, related to the Notes Offering.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary

Dated: March 11, 2021